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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                      -----------------------------
                                                                          1999           1998
                                                                      ------------  -------------
                                                                       (unaudited)   (unaudited)
Numerator:
   Net income (loss) before extraordinary item, as reported ........   $1,705,000   $(41,222,000)
   Dividends, Class B convertible preferred stock, Series C ........           --         91,000
   Dividends, Class B convertible preferred stock, Series 1996 .....           --         38,000
   Dividends, Class B convertible redeemable preferred stock,
     Series 1997 ...................................................           --         56,000
   Dividends, Class B redeemable preferred stock, Series 1997-A ....           --         90,000
                                                                       ----------   ------------
     Numerator for basic earnings (loss) per share - income
       (loss) attributable to common stockholders, before
       extraordinary item ..........................................    1,705,000    (41,497,000)

   Effect of dilutive securities ...................................           --             --
                                                                       ----------   ------------
                                                                               --             --
                                                                       ----------   ------------

     Numerator for diluted earnings (loss) per share - income (loss)
       attributable to common stockholders after assumed
       conversions .................................................   $1,705,000   $(41,497,000)
                                                                       ==========   ============

Denominator:
   Denominator for basic earnings (loss) per share -
     weighted-average shares .......................................    8,887,000      3,622,000

   Effect of dilutive securities:
     Employee stock options and warrants ...........................           --             --
     Convertible preferred stock ...................................           --             --
                                                                       ----------   ------------
   Dilutive potential common shares ................................           --             --
                                                                       ----------   ------------
     Denominator for diluted earnings (loss) per share - adjusted
     weighted-average shares and assumed conversions ...............    8,887,000      3,622,000
                                                                       ==========   ============

Basic earnings (loss) per share, before extraordinary item .........   $      .19   $     (11.46)
Extraordinary item .................................................           --             --
                                                                       ----------   ------------
Basic earnings (loss) per share ....................................   $      .19   $     (11.46)
                                                                       ==========   ============

Diluted earnings (loss) per share before extraordinary item ........   $      .19   $     (11.46)
Extraordinary item .................................................           --             --
                                                                       ----------   ------------
Diluted earnings (loss) per share ..................................   $      .19   $     (11.46)
                                                                       ==========   ============

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